SUPREME COURT OF THE STATE OF NEW YORK COUNTY OF KINGS

LG CAPITAL FUNDING, LLC Plaintiff, v. RICH PHARMACEUTICALS, INC. Defendant.	Index No.: AFFIDAVIT OF CONFESSION OF JUDGMENT

STATE OF NEW YORK    )

                                               ) SS:

COUNTY OF NEW YORK)

Ben Cheng, being duly sworn, deposes and states:

1.                         I am the CEO of Rich Pharmaceuticals, Inc. (“RCHA” or “Defendant”), a non-resident, Nevada Corporation, and am duly authorized to make this affidavit on behalf of the above-captioned corporate Defendant.

2.                         Defendant maintains its principal place of business at 95695 Wilshire Blvd, Suite 900, Beverly Hills, CA 90212. Defendant authorizes judgment in the County of Kings, State of New York, or any other jurisdiction where such judgment is enforceable under the circumstances set forth below.

3.                         Defendant hereby confesses judgment to the matters contemplated herein and authorizes entry thereof against Defendant in the sum of Two Hundred Eighty

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Eight Thousand One Hundred Thirty Two and 64/100 ($288,132.64) Dollars in favor of LG CAPITAL FUNDING, LLC (“Plaintiff” or “LG”), and any successors and/or assigns, and hereby authorizes LG or its successors, assigns, and/or legal representatives to enter judgment for that sum, plus accrued interest and fees due pursuant to the terms of the Note, less any payments on account.

4.                         This Affidavit of Judgment by Confession is executed pursuant to New York Civil Practice Law and Rules Section 3218 for a debt justly due or to become due, to LG from Defendant, based on the following facts:

a.	Defendant makes this affidavit to secure a promissory note executed in the State of New York, for monies loaned to RCHA by LG.
b.	On or about May 5, 2016, Defendant issued and executed a $68,900 Convertible Promissory Note (the “May 5 Note”) to LG. A true and correct copy of the May 5 Note is attached hereto as Exhibit A.
c.	Pursuant to the terms of the May 5 Note, on or about May 5, 2016 LG tendered the Defendant Sixty Eight Thousand Nine Hundred Dollars ($68,900.00) (the “May 5 Principal”) in consideration for the executed May 5 Note.
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d.	On or about May 25, 2016, Defendant issued and executed a $30,000 Convertible Promissory Note (the “May 25 Note”) to LG. A true and correct copy of the May 25 Note is attached hereto as Exhibit B.
e.	Pursuant to the terms of the May 25 Note, on or about May 25, 2016 LG tendered the Defendant Thirty Thousand Dollars ($30,000.00) (the “May 25 Principal”) in consideration for the executed May 25 Note.
f.	On or about June 6, 2016, Defendant issued and executed a $19,864.73 Convertible Promissory Note (the “June 6 Note”) to LG. A true and correct copy of the June 6 Note is attached hereto as Exhibit C.
g.	Pursuant to the terms of the June 6 Note, on or about June 6, 2016 LG tendered to a third party Nineteen Thousand Eight Hundred Sixty Four and 73/100 Dollars ($19,864.73) (the “June 6 Principal”) in consideration for the executed June 6 Note.
h.	On or about June 8, 2016, Defendant issued and executed an $84,250 Convertible Promissory Note (the “June 8 Note”) to LG. A true and correct copy of the June 8 Note is attached hereto as Exhibit D.
i.	Pursuant to the terms of the June 8 Note, on or about June 8, 2016 LG tendered the Defendant Eight Four Thousand Two Hundred Fifty Dollars ($84,250.00.00) (the “June 8 Principal”) in consideration for the executed June 8 Note.
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j.	On or about June 23, 2016, Defendant issued and executed a $56,000 Convertible Promissory Note (the “June 23 Note”) to LG. A true and correct copy of the June 23 Note is attached hereto as Exhibit E.
k.	Pursuant to the terms of the June 23 Note, on or about June 23, 2016 LG tendered the Defendant Fifty Six Thousand Dollars ($56,000.00) (the “June 23 Principal”) in consideration for the executed June 23 Note.
l.	On or about June 23, 2016, Defendant issued and executed a $29,117.91 Convertible Promissory Note (the “June 23 Aged Note”) to LG. A true and correct copy of the June 23 Aged Note is attached hereto as Exhibit F.
m.	Pursuant to the terms of the June 23 Aged Note, on or about June 23, 2016 LG tendered to a third party Twenty Nine Thousand One Hundred Seventeen and 91/100 Dollars ($29,117.91) (the “June 23 Aged Principal”) in consideration for the executed June 23 Aged Note.
n.	The May 5 Note, the May 25 Note, the June 6 Note, the June 8 Note, the June 23 Note and the June 23 Aged Note are collectively, referred to as the Note. The May 5 Principal, the May 25 Principal, the June 6 Principal, the June 8 Principal, the June 23 Principal and the June 23 Aged Principal are collectively referred to as the Principal.
o.	Pursuant to the terms of the Note, RCHA granted LG certain rights, including, but not limited to: (i) payment of the Principal, plus all interest and fees accrued and outstanding on the Maturity Date; (ii) the right
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from time to time, to convert the Note into shares of Common Stock; (iii) interest on the Principal balance at a rate of eight percent (8%) per annum from the date of issuance; (iv) interest on the Principal or interest not paid when due at a rate of up to Twenty-Four Percent (24%) per annum from the due date thereof until the same is paid; and (v) and acceleration upon default.

p.

Pursuant to the terms of the Notes, Defendant was obligated to repay the Principal to LG under certain circumstances, including any/all requests conversion of portions of the Principal to be reimbursed vis-à-vis the issuance of shares of Defendant’s common stock, and the Note’s maturity date, among others.

q.	To secure performance of Defendant’s obligations under the Notes, acting in my capacity as CEO of the corporate Defendant, I executed and caused this Affidavit of Judgment by Confession to be delivered to Tomer Tal, counsel to Plaintiffs, to be held pending the execution of Defendant’s obligations under the Notes. In the event the conditions of the Notes are not met, including but not limited to, the repayment of the Principal, accrued interest and fees, or a failure to convert any stock as contemplated thereunder, Michael Steinmetz is authorized to file this Affidavit of Judgment by Confession with the Supreme Court of the County of New York, or any other jurisdiction where such judgment is enforceable under the circumstances set forth below.
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r.	On or about_____ Defendant breached the terms of the Notes and is in default pursuant to the provisions thereunder.

5.                         Upon filing of this Affidavit of Judgment by Confession, Defendant will therefore be indebted to LG for up to the total sum of Two Hundred Eighty Eight Thousand One Hundred Thirty Two and 64/100 ($288,132.64) Dollars, plus any accrued interest and any default payments due thereunder, less payments on account. The total sum due and owing to LG is $______________.

6.                         This Confession of Judgment may be entered without any prior notice to myself, or any other member of the corporate Defendant.

7.                         Entry of this judgment shall not render the Notes void or otherwise unenforceable and the parties shall retain all respective obligations, rights, and remedies thereunder.

8.                         Plaintiff shall be entitled to recover any/all of the sum justly due or to become due by and through the issuance of shares of Defendant’s common stock.

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9.                       I further authorize entry of judgment against Defendant for costs and disbursements as provided in Section 3218(b) of the New York Civil Practice Law and Rules and reasonable attorney's fees incurred by LG in the entry of this judgment and any subsequent proceedings to enforce such judgment.

10.                  This Confession of Judgment does not involve an installment sale as prohibited by New York Civil Practice Law and Rules Section 3201.

/s/Ben Chang

Ben Chang

CEO, Rich Pharmaceuticals, Inc.

Sworn to before me This 22 day of June, 2016 /s/ Notary Public Notary Public	State of Nevada County of Clark This instrument was acknowledged before me on June 22, 2016 by Ben Chang (Notary stamp) /s/ Notary Public (Signature of notarial officer)
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